                               POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Joseph Moroney, Kenneth
Seifert, and Kristin Hester with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a director or an officer of Apollo Tactical Income
Fund Inc., for any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 23rd day of March,
2023.

   Signature                                          Title
----------------                              ---------------------------

/s/ Ryan Del Giudice                           Chief Compliance Officer
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    Ryan Del Giudice